Exhibit 3.2

BY-LAWS OF

UNIMIN CORPORATION

ARTICLE I

Offices

Unimin Corporation (hereinafter called the “Corporation”) may, in addition to its registered office in the State of Delaware, have offices at such places either within or without the State of Delaware, as shall be selected by the Board of Directors of the Corporation.

ARTICLE II

Meeting of Stockholders;

Stockholders’ Consent in Lieu of Meeting

SECTION 1. Annual Meetings. The annual meetings of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, date and hour as shall be designated by the Board of Directors.

SECTION 2. Special Meetings. Special Meetings of the stockholders may be called at any time by the Board of Directors or the President and Chief Executive Officer of the Corporation to be held at such place, date and hour as shall be designated in the notice.

SECTION 3. Notice of Meetings. Unless waived in writing by the stockholder of record or unless such stockholder is represented at the meeting in person or by proxy, each stockholder of record shall be given written notice of each meeting of stockholders, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 4. Stockholders’ Consent in Lieu of Meetings. Any corporate action requiring a vote of stockholders may be taken without a meeting if all stockholders of the Corporation consent thereto in writing. Such writing or writings shall be filed with the minutes of stockholder meetings.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 2. Number. Election and Term of Office. The Board of Directors shall consist of four members. At each meeting of the stockholders for the election of directors at which a quorum is present, the person or persons receiving the greatest number of votes shall be deemed elected. Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3. Organization and Order of Business. At each meeting of the Board of Directors, the President and Chief Executive Officer shall act as chairman of and preside at the meeting. In his absence, any director chosen by a majority of the directors present shall act in his place. The Secretary of the Corporation or, in his absence, any person whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes.

SECTION 4. Resignations. Any director may resign at any time by giving notice of his resignation to the President and Chief Executive Officer or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it is to become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. Removal of Directors. A director may be removed, either with or without cause, at any time by vote of a majority of the whole Board of Directors or by vote of a majority of the stockholders of the Corporation.

SECTION 6. Vacancies. In the case of any vacancy on the Board of Directors or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office, even though the directors then in office may constitute less than a quorum.

SECTION 7. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine or as shall be designated in the notices or waivers of notice thereof.

SECTION 8. Meetings. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business. Other meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time determine or upon call by the President and Chief Executive Officer of the Corporation or any two or more of the directors.

SECTION 9. Notice of Meetings. The Secretary of the Corporation shall give notice to each director of each meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him by telegram or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be equivalent to adequate notice.

SECTION 10. Quorum and Manner of Acting. Except as provided in Section 6 of this Article III, one-third of the directors (but not less than two, unless there shall only be one director as permitted by Section 2 of Article III hereof) shall be necessary at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

SECTION 11. Unanimous Director Consent in Lieu of Meeting. Any action by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Number. The officers of the Corporation shall be a President and Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents, a Treasurer and a Secretary. Each such officer shall be elected by the Board of Directors and shall hold office until the next annual meeting of the Board of Directors and until his successor is elected or until his earlier death or resignation or removal in the manner hereinafter provided.

The Board of Directors may elect or appoint such other officers of the Corporation as it deems necessary who shall have such authority and shall perform such duties as the Board of Directors may prescribe. If additional officers are elected or appointed, each of them shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.

Any officer may resign at any time by giving written notice to the President and Chief Executive Officer or the Secretary of the Corporation , and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board of

Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 2. President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general supervision and direction of the business and affairs of the Corporation and of its several officers. He shall perform such other duties as may from time to time be prescribed by the Board.

SECTION 3. Executive Vice Presidents. Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, shall have such powers and perform such duties as the Board or the President and Chief Executive Officer may from time to time prescribe.

SECTION 4. Treasurer. The Treasurer of the Corporation shall have charge and custody of and be responsible for all funds and securities of the Corporation.

SECTION 5. Secretary. The Secretary of the Corporation shall keep the records of all meetings of the stockholders and of the Board of Directors. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records

(except accounting records). Any Assistant Secretary, if elected, shall perform the duties of the Secretary, subject to the direction of the Secretary.

ARTICLE V

Certificates of Stock

Every stockholder shall be entitled to have a certificate certifying the number and class of shares of stock of the Corporation owned by such entity or individual, signed in the name of the Corporation by the President and Chief Executive Officer and by the Secretary or the Treasurer (except that when any such certificate is signed by a transfer agent and by a registrar, the signatures of any such officers may be facsimile, engraved or printed). Such certificates shall be transferred on the stock books of the Corporation in person or by attorney, but no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.

ARTICLE VI

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE VII

Seal

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal 1970 Delaware”.

ARTICLE VIII

Indemnification

SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (or, as a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as agent of another corporation, partnership, joint venture, trust or other enterprise), including service with respect to employee benefit plans, whether the basis of such

Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation.

SECTION 2. Expenses. The right to be indemnified and held harmless pursuant to Section 1 of this Article VIII shall include the right to be paid by the Corporation expenses, including attorneys’ fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such current or former director, officer or employee, in which such current or former director, officer or employee agrees to repay all amounts so advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article VIII or otherwise.

SECTION 3. Right of Claimant to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within thirty days after a written claim therefor has been received by the Corporation, the claimant may any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the undertaking required pursuant to Section 2 of this Article VIII has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4. Contractual Rights: Applicability. All rights to be indemnified and all rights to the reimbursement or advancement of expenses, pursuant to this Article

VIII, (a) are contract rights accorded hereunder for good and valuable consideration, pursuant to which each person entitled thereto may bring suit or action as if the provisions of this Article VIII were set forth in a separate written contract between the Corporation and the current or former director, officer or employee, (b) are retroactive and shall be available with respect to events occurring prior to the adoption of these provisions of this Article VIII, and (c) shall continue to exist after the rescission or restrictive modification of this Article VIII, with respect to events occurring prior thereto.

SECTION 5. Requested Service. Any director, officer or employee of the Corporation who has served or shall serve, in any capacity, (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held directly or indirectly by the Corporation, or (b) any employee benefit plan of the Corporation or of any corporation referred to in clause (a) of this Section 5, shall be deemed to be so serving at the request of the Corporation.

SECTION 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year.

ARTICLE X

Amendments

These By-laws may be altered or replaced by the vote of a majority of the whole Board of Directors, subject to the power of the stockholders of the Corporation to alter or repeal any By-laws made by the Board of Directors.

Revised: August 18, 2016

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